UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 15, 2021, BridgeBio Pharma, Inc. (“BridgeBio” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). BridgeBio filed its definitive proxy statement for the proposals voted upon at the Special Meeting with the U.S. Securities and Exchange Commission on November 8, 2021 (the “Proxy Statement”).

As of the close of business on November 15, 2021, the record date for the Special Meeting, there were 147,192,127 shares of BridgeBio common stock outstanding. 126,862,075 shares of BridgeBio common stock were present virtually or represented by proxy at the Special Meeting, constituting a quorum (representing approximately 86.18% of the shares entitled to vote at the Special Meeting). The number of votes cast for and against each proposal, as well as abstentions, is set out below (there were no broker non-votes at the Special Meeting).

As disclosed in the Proxy Statement, approval of Proposal 1 and Proposal 2 (each as defined below) required the affirmative vote of a majority of (i) the total votes cast on the proposal at the Special Meeting and (ii) the votes cast on the proposal at the Special Meeting by the disinterested stockholders, meaning the stockholders other than (i) any director or executive officer of the Company and (ii) any stockholder that has received or is entitled to receive any portion of the compensation otherwise payable to a director in respect of such director’s service on the Company’s Board of Directors (the “Disinterested Stockholders”).

1.	Proposal to approve a resolution ratifying the equity awards granted to the Company’s directors in 2019, 2020 and 2021 under the Company’s Director Compensation Policy (“Proposal 1”).

For	Against	Abstain
99,820,449	26,718,218	323,408

2.	Proposal to approve the Company’s Amended and Restated Director Compensation Policy (“Proposal 2”).

For	Against	Abstain
123,608,492	3,245,086	8,497

As of the close of business on the record date for the Special Meeting, the Disinterested Stockholders held approximately 99,594,303 shares of BridgeBio common stock. Proposal 1 was approved by Disinterested Stockholders holding approximately 52,254,016 shares of BridgeBio common stock and Proposal 2 was approved by Disinterested Stockholders holding approximately 76,042,059 shares of BridgeBio common stock, which represent approximately 65.90% and 95.90%, respectively, of the votes cast on such proposals by Disinterested Stockholders.

In connection with the Special Meeting, BridgeBio also solicited proxies with respect to the adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1 or Proposal 2 or to ensure that a quorum was present. As there were sufficient votes at the time of the Special Meeting to approve Proposal 1 and Proposal 2 and to ensure that a quorum was present at the Special Meeting, the adjournment or postponement of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the holders of shares of BridgeBio common stock for approval at the Special Meeting.

As a result of the approval of Proposal 1 and Proposal 2 by stockholders at the Special Meeting, the amendments to the Company’s 2019 Stock Option and Incentive Plan (the “2019 Incentive Plan”) described in the Proxy Statement to immediately eliminate re-pricing of stock option and stock appreciation rights without stockholder approval and to terminate the “evergreen” features of the 2019 Incentive Plan effective as of the Company’s 2023 annual meeting were adopted and went into effect as of December 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: December 16, 2021	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer